                                                                    Exhibit 99.1
                                                                    ------- ----



                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
UPSHER-SMITH LABORATORIES, INC.:

     We have audited the accompanying statement of assets related to the product line to be acquired by Ascent Pediatrics, Inc. as of December 29, 1996 and the related statements of net sales and identified costs and expenses for each of the years in the two-year period then ended. These financial statements are the responsibility of Upsher-Smith Laboratories, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The product line to be acquired by Ascent Pediatrics, Inc. has been operated as an integral part of Upsher-Smith Laboratories, Inc. and has no separate legal existence. The basis of preparation of these financial statements is described in note 1 to the financial statements.

     In our opinion, the aforementioned financial statements present fairly the assets related to the product line of Upsher-Smith Laboratories, Inc. at December 29, 1996 to be acquired by Ascent Pediatrics, Inc. and the net sales in excess of identified costs and expenses for each of the years in the two-year period then ended on the basis of accounting described in the preceding paragraph and in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 21, 1997

               A PRODUCT LINE OF UPSHER-SMITH LABORATORIES, INC.

       STATEMENT OF ASSETS RELATED TO THE PRODUCT LINE TO BE ACQUIRED BY
                            ASCENT PEDIATRICS, INC.


                                                                      DECEMBER 29,     MARCH 31,
                                                                          1996            1997
                                                                      ------------    ------------
                                                                                      (UNAUDITED)
Inventories, net....................................................    $122,235        $235,696
                                                                        --------        --------
Assets of the product line to be acquired...........................    $122,235        $253,696
                                                                        ========        ========

                See accompanying notes to financial statements.

               A PRODUCT LINE OF UPSHER-SMITH LABORATORIES, INC.

          STATEMENTS OF NET SALES AND IDENTIFIED COSTS AND EXPENSES OF
           THE PRODUCT LINE TO BE ACQUIRED BY ASCENT PEDIATRICS, INC.

                                                                         THREE MONTHS ENDED MARCH
                                           YEARS ENDED DECEMBER 31,                 31,
                                           -------------------------     -------------------------
                                              1995           1996           1996            1997
                                           ----------     ----------     ----------       --------
                                                                                (UNAUDITED)
Net sales................................  $3,563,761     $3,877,199     $1,231,057       $795,222
Identified costs and expenses:
  Cost of sales..........................   1,229,848      1,303,336        350,226        323,665
  Advertising and promotion expense......     657,655        669,456        281,001        176,851
  Allocated selling expense..............     480,700        571,167        188,160        182,734
                                           ----------     ----------     ----------       --------
          Total identified costs and
            expenses.....................   2,368,203      2,543,959        819,387        683,250
                                           ----------     ----------     ----------       --------
          Net sales in excess of
            identified costs and
            expenses.....................  $1,195,558     $1,333,240     $  411,670       $111,972
                                           ----------     ----------     ----------       --------

                See accompanying notes to financial statements.

               A PRODUCT LINE OF UPSHER-SMITH LABORATORIES, INC.

      NOTES TO FINANCIAL STATEMENTS OF THE PRODUCT LINE TO BE ACQUIRED BY
                            ASCENT PEDIATRICS, INC.
                    DECEMBER 31, 1995 AND DECEMBER 29, 1996
                 (UNAUDITED AS TO MARCH 31, 1996 AND 1997 DATA)

(1) BASIS OF PRESENTATION

     The accompanying financial statements present the assets related to the Feverall product line of Upsher-Smith Laboratories, Inc. (Upsher-Smith), and the net sales and the identified costs and expenses of the Feverall product line to be acquired by Ascent Pediatrics, Inc. (Ascent), as provided in a non-binding letter of intent dated November 13, 1996. The Feverall product line to be acquired by Ascent has been operated as an integral part of Upsher-Smith and has no separate legal existence.

     The assets related to the Feverall product line as presented in the accompanying statement of assets to be acquired include the historical balances at December 29, 1996, of work-in-process and finished goods inventory together with related samples of the Feverall product line. This product line has never been operated as a separate business entity but rather has been an integral part of the drug manufacturing and distribution business of Upsher-Smith.

     The statements of net sales and identified costs and expenses of the Feverall product line includes the net sales, cost of sales, and advertising and promotion expense, that substantially relate directly to the product line to be acquired by Ascent. Selling expense items are allocated based on estimates and assumptions and primarily reflect an estimate of activity attributable to selling the Feverall product line relative to the total selling activity of Upsher-Smith. Management of Upsher-Smith cannot estimate what selling expenses would have been if the Feverall product line had been operated on a stand alone basis.

     The above allocations are believed by management to be reasonable allocations under the circumstances. However, there can be no assurance that such allocations will be indicative of future results of operations. In addition, the carrying value of inventories, as reflected in the accompanying statement of assets to be acquired, does not include any adjustments which may result at the date of acquisition.

     General and administrative expenses of Upsher-Smith were not dedicated specifically to the product line to be acquired for the periods presented and because Ascent is not acquiring any of the general and administrative cost structure of Upsher-Smith, general and administrative expenses were excluded from the accompanying financial statements. Research and development expenses of Upsher-Smith did not specifically relate to the product line to be acquired for the periods presented and as a result were excluded from the accompanying financial statements.

     Upsher-Smith is a pharmaceutical manufacturer and distributor that concentrates on developing cardiovascular products. The company markets its products to retail, chain, and hospital pharmacies primarily by means of wholesale and drug chain distribution channels throughout the United States. The accompanying financial statements are not intended to present all the assets or operations of Upsher-Smith.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Samples and display inventory are charged to advertising and promotion expense when used.

     Revenue Recognition

     Revenue is recognized upon shipment of the product. Allowances for sales returns, discounts and rebates are provided for based on the volume of sales and actual experience.

               A PRODUCT LINE OF UPSHER-SMITH LABORATORIES, INC.

      NOTES TO FINANCIAL STATEMENTS OF THE PRODUCT LINE TO BE ACQUIRED BY
                     ASCENT PEDIATRICS, INC. -- (CONTINUED)

(3) INVENTORIES

     The components of inventories were as follows:


                                                               DECEMBER 29,     MARCH 31,
                                                                   1996           1997
                                                               ------------    -----------
                                                                               (UNAUDITED)
        Work in process......................................    $ 10,864       $      --
        Samples and displays.................................      42,486          44,613
        Finished goods.......................................      68,885         191,083
                                                                 --------        --------
                                                                 $122,235       $ 235,696
                                                                 ========        ========

(4) NET SALES

     Net sales consisted of the following:

                                                     YEARS ENDED             THREE MONTHS ENDED
                                             ---------------------------   -----------------------
                                             DECEMBER 31,   DECEMBER 29,   MARCH 31,    MARCH 31,
                                                 1995           1996          1996         1997
                                             ------------   ------------   ----------   ----------
                                                                                 (UNAUDITED)
    Gross sales............................   $4,677,134     $5,281,399    $1,598,375   $1,223,906
    Less sales returns, discounts and
      rebates..............................    1,113,373      1,404,200       367,318      428,684
                                              ----------     ----------    ----------   ----------
         Net sales.........................   $3,563,761     $3,877,199    $1,231,057   $  795,222
                                              ==========     ==========    ==========   ==========

     For the year ended December 31, 1995, two customers accounted for 22% of sales of the Feverall product line. For the year ended December 29, 1996 three customers accounted for 33% of sales of the Feverall product line.

(5) INCOME TAXES

     Upsher-Smith has elected to be treated as a small business corporation (S corporation) under provisions of the Internal Revenue Code of 1986, whereby profits and losses are passed directly to the stockholders for inclusion in their personal tax returns. Accordingly, no liability or provision for federal and state income taxes is included in the accompanying financial statements.

(6) SUBSEQUENT EVENT (UNAUDITED)

     On March 25, 1997, Upsher-Smith entered into a definitive agreement relating to the sale of the Feverall product line to Ascent. Under the terms of this agreement, Upsher-Smith has agreed to sell the Feverall product line, including certain intellectual property, technical information, product formulations and regulatory approvals and registrations.